CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Information Architects
Corporation and Subsidiaries, a North Carolina corporation (the "Company"), on
Form 10-QSB for the quarter ending September 30, 2004 as filed with the
Securities and Exchange Commission (the "Report"), I, Roland Breton, President
and Principal Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

1. The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

INFORMATION ARCHITECTS CORPORATION

Date: September 30th, 2005	By:	/s/ Roland Breton
Roland Breton
CEO & Principal Financial Officer